UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2005
Metalico, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32453 (Commission File Number)	52-2169780 (I.R.S. Employer Identification No.)

186 North Avenue East, Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)
Registrant’s telephone number, including area code (908) 497-9610
NA
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 23, 2005, the Company and two of its subsidiaries executed a settlement agreement with the U.S. Environmental Protection Agency resolving the Agency’s pending claim for reimbursement of environmental remediation expenses for certain properties in and around College Grove, Tennessee allegedly contaminated by lead imbedded in battery chips. Under the terms of the settlement agreement, the Company and the subsidiaries, General Smelting and Refining, Inc., and Metalico-College Grove, Inc., will pay a total sum of $300,000 to the Agency in exchange for full and complete releases of each company from liability for all past and future response costs related to the College Grove Battery Chip Superfund Site and in satisfaction of the Agency’s claim for approximately $11,871,000. The effectiveness of the settlement is subject to the concurrence of the U.S. Department of Justice and a public comment period of thirty days. The Agency may modify or withdraw its consent to the settlement agreement if comments received disclose facts or considerations which indicate that the agreement is inappropriate, improper or inadequate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

METALICO, INC. (Registrant)
	By:	/s/ Carlos E. Agüero
Date: August 24, 2005		Carlos E. Agüero
Chairman, President and Chief Executive Officer